UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 22, 2024 (May 16, 2024)
CVS HEALTH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-01011	05-0494040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive, Woonsocket, Rhode Island            02895
(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code:         (401) 765-1500
Former name or former address, if changed since last report:    N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On May 16, 2024, CVS Health Corporation (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved amendments to the 2017 Incentive Compensation Plan of CVS Health Corporation (the “2017 ICP”), principally to increase the number of common shares of the Company available for issuance under the 2017 ICP by 33.5 million shares. The Management Planning and Development Committee and Board of Directors of the Company previously approved the amendments to the 2017 ICP, subject to stockholder approval.
For a description of the principal terms of the 2017 ICP, see “Item 4: Proposal to Amend the Company’s 2017 Incentive Compensation Plan to Increase the Number of Shares Authorized to Be Issued Under the Plan” in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 5, 2024 (the “Proxy Statement”), which description is incorporated herein by reference. A copy of the 2017 ICP as amended is filed as Exhibit 10.1 to this report and is incorporated herein by reference. Forms of award agreements to be used under the 2017 ICP as amended are filed as Exhibit 10.2 and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.
As noted above, the Company’s Annual Meeting was held on May 16, 2024. The following are the voting results on each matter submitted to the stockholders of the Company at the Annual Meeting. The proposals below are described in detail in the Proxy Statement. There were present at the Annual Meeting, in person or by valid proxy, the holders of 1,108,671,384 shares of the Company’s common stock, constituting a quorum.
At the Annual Meeting, the 12 nominees for director were elected to the Company’s Board of Directors for a term of one year (Item 1). The Company proposal regarding the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024 (Item 2) was approved. The Company proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement (Item 3) was approved. The Company proposal to amend the Company’s 2017 ICP (Item 4) was approved. Four stockholder proposals (Items 5, 6, 7 and 8) were not approved.

Item		For	Against	Abstained	Broker Non-Votes
1.	The election, for one-year terms, of persons nominated for election as directors of the Company, as set forth in the Company’s Proxy Statement, was approved by the following votes:
	Fernando Aguirre	940,972,081	17,714,333	2,320,985	147,663,985
	Jeffrey R. Balser, M.D., Ph.D.	952,315,470	6,535,538	2,156,391	147,663,985
	C. David Brown II	900,742,834	58,026,802	2,237,763	147,663,985
	Alecia A. DeCoudreaux	949,423,327	9,434,297	2,149,775	147,663,985
	Nancy-Ann M. DeParle	943,732,215	15,085,521	2,189,663	147,663,985
	Roger N. Farah	937,681,342	21,016,819	2,309,238	147,663,985
	Anne M. Finucane	922,146,176	36,678,686	2,182,537	147,663,985
	J. Scott Kirby	951,655,367	6,973,203	2,378,829	147,663,985
	Karen S. Lynch	948,746,896	10,182,579	2,077,924	147,663,985
	Michael F. Mahoney	950,214,863	8,413,118	2,379,418	147,663,985
	Jean-Pierre Millon	926,293,860	32,454,490	2,259,049	147,663,985
	Mary L. Schapiro	951,695,011	7,158,624	2,153,764	147,663,985
2.	Company proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024, as set forth in the Company’s Proxy Statement, was approved by the following vote:	1,082,869,069	22,941,366	2,860,949	None
3.	Company proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as set forth in the Company’s Proxy Statement, was approved by the following vote:	818,001,447	139,313,232	3,692,720	147,663,985
4.	Company proposal to amend the Company’s 2017 Incentive Compensation Plan to increase the number of shares authorized to be issued under the Plan, as set forth in the Company’s Proxy Statement, was approved by the following vote:	919,806,818	38,826,632	2,373,949	147,663,985

5.	Stockholder proposal requesting an independent, third-party worker rights assessment and report, as set forth in the Company’s Proxy Statement, was not approved by the following vote:	225,318,512	724,042,751	11,646,136	147,663,985
6.	Stockholder proposal to prohibit the re-nomination of any director who fails to receive a majority vote, as set forth in the Company’s Proxy Statement, was not approved by the following vote:	177,476,219	780,408,878	3,122,302	147,663,985
7.	Stockholder proposal regarding stockholder right to vote on “excessive” golden parachutes, as set forth in the Company’s Proxy Statement, was not approved by the following vote:	57,763,299	900,824,802	2,419,298	147,663,985
8.	Stockholder proposal requesting a policy requiring our directors to disclose their expected allocation of hours among all formal commitments, as set forth in the Company’s Proxy Statement, was not approved by the following vote:	24,053,378	933,918,239	3,035,782	147,663,985

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

10.1	2017 Incentive Compensation Plan of CVS Health Corporation, as amended.

10.2	Forms of award agreements to be used under the 2017 ICP, as amended.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION

Date: May 22, 2024	By:	/s/ Kristina V. Fink
Kristina V. Fink
Senior Vice President, Corporate Secretary
and Chief Governance Officer